Exhibit 99.1

NVR, INC. APPOINTS NEW MEMBERS TO BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE	CONTACT:	Dan Malzahn
	OFFICE:	703-956-4204

November 6, 2008 — Reston VA — NVR, Inc. (NYSE: NVR) announced that Alfred E. Festa and W. Grady Rosier will join its Board of Directors as independent directors effective December 1, 2008. Mr. Festa has also been appointed as a member of the Audit, Qualified Legal Compliance and Nominating Committees. Mr. Rosier has been appointed as a member of the Compensation and Corporate Governance Committees.

Mr. Festa is Chairman, President and Chief Executive Officer of W.R. Grace & Co. (NYSE: GRA). He joined W.R. Grace & Co. as president and chief operating officer in November 2003 and assumed CEO responsibilities in June 2005. Mr. Festa became Chairman of the Board of W.R. Grace & Co. in January 2008. Mr. Festa has also held management positions with Morgenthaler Private Equity Partners, ICG Commerce, Allied Signal and General Electric.

Mr. Rosier has been the President and Chief Executive Officer of McLane Company, Inc. since 1995. McLane Company, Inc., a subsidiary of Berkshire-Hathaway, Inc., is a $28 billion supply chain services company. Mr. Rosier joined McLane Company, Inc. in 1984 and held various management roles in operations, marketing and customer service throughout the U.S.

NVR is headquartered in Reston, Virginia and is one of the largest homebuilders in the United States.